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[Vivra Incorporated Letterhead]

FOR RELEASE 9:00 AM EASTERN STANDARD TIME, WEDNESDAY JUNE 19, 1996; FULL NATIONAL, ANALYST, AND HEALTH CARE TRADE WIRES
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          VIVRA ANNOUNCES PROPOSED PRIVATE PLACEMENT OF CONVERTIBLE
                       SUBORDINATED NOTES DUE 2001



SAN MATEO, California, June 19, 1996--------Vivra Incorporated (NYSE "V") announced today that it is proposing to offer in a private placement $150,000,000 aggregate principal amount of Convertible Subordinated Notes (plus up to an additional $22,500,000 to cover over-allotments, if any).

The net proceeds of the offering will be used for acquisitions, working capital and other general corporate purposes.

The Convertible Subordinated Notes Due 2001 have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The issuance of the Notes has been structured to allow secondary market trading under Rule 144A under the Securities Act of 1933.

                                 * * * * *

This press release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any security in any jurisdiction in which such offer, solicitation or sale would be unlawful.


Contact:   LeAnne M. Zumwalt   (714) 831-0900 x346